UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

CASTLE BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32849 (Commission File Number)	41-2103550 (I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)

(646) 356-0200
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On February 4, 2008, Castle Brands Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Autentica Tequilera S.A. de C.V. (“Autentica Tequilera”) pursuant to which the Company became the exclusive US importer of a new super premium tequila “Tequila Tierras Autenticas de Jalisco” (“Tierras”).

Pursuant to the Agreement, the Company obtained rights of first refusal with respect to the importation of (i) any new market for Tierras (except Mexico), and a (ii) any new products of Autentica Tequilera within the US or any other market (except Mexico). The Company also obtained a right of first refusal on any sale of the Tierras brand, and a right to acquire up to 35% of the economic benefit of any such sale with a third-party based upon the achievement of certain cumulative sales targets. The Agreement has a term of five years, with automatic five-year renewals based upon sale targets, which are agreed for the first two renewals and to be negotiated for subsequent renewals.

A copy of the press release announcing the entry into the Agreement is filed herewith as Exhibit 99.1. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release, dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008

CASTLE BRANDS INC.
By	/s/ Donald Marsh
Name: Donald L. Marsh, Jr.
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 7, 2008